Exhibit 99.1

Vroom announces pricing of UACC auto loan securitization

NEW YORK, NY (July 15, 2022) -- Vroom (NASDAQ: VRM), an innovative ecommerce platform that offers a better way to buy and sell used vehicles, today announced that United Auto Credit Corporation (UACC), an indirect wholly-owned subsidiary of the company, priced an auto loan securitization of $255.080 million in aggregate principal amount of automobile receivable backed notes (the “Notes”) on July 14, 2022.

The Q3 2022 securitization is a private offering under Rule 144A in which UACC offered approximately $242.325 million of the Notes. The transaction represents UACC's 14th securitization overall and second since its acquisition by Vroom on February 1, 2022. The transaction features five classes of sequential-pay securities with expected ratings of AAA/AAA through BB/BB by S&P Global Ratings and DBRS Morningstar, respectively.

UACC expects to sell approximately $285.000 million in principal balance of auto loans to a special purpose trust and receive proceeds from the issuance and sale of the rated Notes. UACC will retain a 5% vertical risk retention interest in each class of Notes in order to satisfy the U.S. credit risk retention regulations.

“Completion of UACC’s second securitization under Vroom ownership demonstrates UACC’s ability to leverage its substantial capital markets experience to opportunistically deploy securitization transactions and maintain capital flexibility” said Tom Shortt, Chief Executive Officer at Vroom. “As we develop the UACC business into a full captive financing operation, we look forward to delivering enhanced unit economics for Vroom and a seamless experience for our customers.”

Transaction settlement for the Notes is expected to be on or about July 20, 2022. J.P. Morgan Securities, LLC, Capital One Securities, Inc, and Wells Fargo Securities, LLC acted as joint lead managers of the transaction. UACC is represented in this transaction by Katten Muchin Rosenman LLP as issuer’s counsel.

The Notes and certificates will not be registered under the Securities Act of 1933, as amended (the “Securities Act“), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from, or a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes and certificates were offered and are only being sold to qualified institutional buyers and accredited investors under Rule 144A under the Securities Act.

This press release is not an offer to sell, nor a solicitation of an offer to buy, any securities, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Exhibit 99.1

About Vroom, Inc.:

Vroom is an innovative, end-to-end ecommerce platform designed to offer a better way to buy and a better way to sell used vehicles. The company's scalable, data-driven technology brings all phases of the vehicle buying and selling process to consumers wherever they are and offers an extensive selection of vehicles, transparent pricing, competitive financing, and at-home pick-up and delivery. Vroom has offices in New York and Houston and also operates the Texas Direct Auto brand. For more information, visit vroom.com.

About United Auto Credit Corporation:

UACC is a leading, nationwide technology-enabled auto lender serving the independent and franchise dealer market. UACC has made significant investments in developing proprietary technology that has enabled it to adapt to the ever-changing market, scale efficiently and generate operating leverage. UACC is based in Newport Beach, CA, Ft. Worth, TX and Buffalo, NY. For more information, visit unitedautocredit.net.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our expectations for future results of operations and the impact of the UACC acquisition. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading "Risk Factors" in our Form 10-K for the year ended December 31, 2021 and our Quarterly report on Form 10-Q for the quarter ended March 31, 2022, which are available on our Investor Relations website at ir.vroom.com and on the U.S. Securities and Exchange Commission’s website at sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Investor Relations:

Vroom

Liam Harrington

investors@vroom.com

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